Exhibit 99.1

Citizens First Corporation Announces Fourth Quarter and Year End 2017 Results,  Declares Quarterly Common Dividend

mailto:tkanipe@citizensfirstbank.com mailto:smarcum@citizensfirstbank.com
NEWS For Immediate Release	Contact: Todd Kanipe, CEO tkanipe@citizensfirstbank.com Steve Marcum, CFO smarcum@citizensfirstbank.com Citizens First Corporation 1065 Ashley Street, Suite 150 Bowling Green, KY 42103 270.393.0700

BOWLING GREEN, KY,  January 19, 2018 – Citizens First Corporation (NASDAQ: CZFC) today reported results for the year ended December 31, 2017 which include the following:

For the quarter ended December 31, 2017 the Company reported net income of $952,000, or $0.37 per diluted common share (EPS).  This represents a decrease of $151,000 from $1.1 million, or $0.43 per diluted common share, for the quarter ended December 31, 2016. For the year ended December 31, 2017, net income totaled $4.09 million, or $1.60 per diluted common share.  This represents a decrease of $128,000, or $0.06 per diluted common share, from the net income of $4.22 million for the previous year.

On December 22, 2017, President Trump signed “H.R.1”, which among other items reduces the federal corporate tax rate to 21% effective January 1, 2018.  As a result, income tax expense increased $401,000 during the quarter due to the Company’s deferred tax assets being revalued.  “Our quarterly and annual EPS was negatively impacted $0.16 by the deferred tax revaluation,” stated Todd Kanipe, President and CEO.  “However, the Company will benefit from lower tax rates in 2018 and beyond.”

Income before income taxes increased $424,000, or 7.1%, for the year ended December 31, 2017 compared to the previous year.  “The Company reduced operating expenses in 2017, and we have maintained excellent credit quality,” said Kanipe.  “We have also been able to improve our overall capital with a tangible common equity ratio that now exceeds 9%.”  Shares of CZFC closed at $24.00 as of December 31, 2017, an increase of 33.3% from the closing price of $18.00 at December 31, 2016.

Income Statement Fourth Quarter 2017 Compared to Fourth Quarter 2016

Net interest income increased $127,000, or 3.2%, from the fourth quarter of the prior year.    The Company’s net interest margin was 3.74% for the quarter ended December 31, 2017, compared to 3.80% for the quarter ended December 31,  2016, a decrease of six basis points.  The Company’s net interest margin dropped as a result of an increase in the cost of interest-bearing liabilities, which grew by 20 basis points while the yield on earning assets increased by only 10 basis points.

There was a $150,000 credit provision for loan losses in the fourth quarter of the current year compared to no credit or provision in the fourth quarter of the prior year.

Non-interest income decreased $15,000, or 1.7%, from the fourth quarter of the prior year primarily due to a decrease in service charges on deposit accounts of $56,000, partially offset by  an increase in other service charges and fees of $43,000.

Non-interest expense decreased $118,000, or 3.7%, from the fourth quarter of the prior year primarily due to a decrease in data processing services of $64,000 and franchise shares and deposit tax expenses of $44,000, partially offset by an increase in professional fees of $36,000.

Income Statement Current Year Compared to Prior Year

Net interest income decreased $56,000, or 0.4%, as the yield on loans decreased and the cost of funds increased from the prior year.  The Company’s net interest margin was 3.70% for the year ended December 31, 2017, and 3.87% for the year ended December 31, 2016, a decrease of 17 basis points.  The Company’s net interest margin was impacted by a decrease in the yield on average earning assets of eight basis points coupled with an increase in the cost of average interest-bearing liabilities of 12 basis points.

There was a $150,000 credit provision for loan losses in the current year and an $85,000 credit provision in the prior year.

Non-interest income decreased $72,000, or 2.0%, primarily due to a decrease in service charges on deposit accounts of $159,000, a reduction in gains on the sale of securities of $78,000 and a decrease in gains on the sales of mortgage loans of $58,000, offset by an increase in other service charges and fees of $143,000 and non-deposit brokerage fees of $50,000.

Non-interest expense decreased $487,000, or 3.7%, primarily due to reductions in most categories of expenses, including $176,000 in other expenses, $127,000 in data processing services, $123,000 in occupancy expenses, and $73,000 in personnel expenses.

Credit Quality

Non-performing assets totaled $1.3  million, or 0.29% of total assets, at December 31,  2017 compared to $23,000, or 0.01% of total assets at December 31, 2016, an increase of $1.3 million.   The balance is primarily one agricultural-related credit which was moved to non-accrual status during the first quarter of 2017.

The allowance for loan losses at December 31,  2017 was $4.7 million, or 1.26% of total loans, compared to $4.9 million, or 1.35% of total loans as of December 31, 2016.  We consider the size, volume and credit quality of the loan portfolio as well as recent economic and other external influences to record the allowance for loan losses and provision for loan losses that is directionally consistent with our loan portfolio.

Balance Sheet

Total assets at December 31,  2017 were $465.4 million, compared to $455.4 million at December 31, 2016, an increase of $10.0 million or 2.2%.  Loans increased $14.8 million, or 4.1%, from December 31, 2016 to December 31,  2017, while available-for-sale securities decreased $4.9 million, or 9.2% from December 31, 2016 to December 31, 2017.    Deposits increased $1.9 million, or 0.5%, from December 31, 2016 to December 31,  2017.  Borrowings from the Federal Home Loan Bank increased $5.0 million, or 14.3%, from December 31, 2016 to December 31,  2017.

Stockholders’ equity increased to $45.8 million at December 31,  2017 from $42.4 million at December 31, 2016.  The book value per common share and tangible book value per common share ratios were $18.14 and $16.47, respectively, at December 31,  2017 compared to $17.54 and $15.40, respectively, at December 31, 2016.

Quarterly Common Dividend

On January 18, 2018, the Board of Directors declared a quarterly cash dividend of $0.06  per common share payable February 15, 2018 to shareholders of record on February 2, 2018.  Dividends paid during 2017 totaled $0.18 per common share.  “Converting from a semiannual dividend to a quarterly dividend will minimize some confusion about the timing  of our dividend.  We believe this increased common dividend is consistent with our goal of maximizing total shareholder return,” Kanipe added.

About Citizens First Corporation

Citizens First Corporation is a bank holding company headquartered in Bowling Green, Kentucky and established in 1999.  The Company has branch offices located in Barren, Hart, Simpson and Warren Counties in Kentucky, and a loan production office in Williamson County, Tennessee.  Additional information concerning our products and services is available at www.citizensfirstbank.com.

Forward-Looking Statements

Statements in this press release relating to Citizens First Corporation's plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon the Company’s current expectations, but are subject to certain risks and uncertainties that may cause actual results to differ materially.  Among the risks and uncertainties that could cause actual results to differ materially are current and future economic and business conditions; possible changes in trade, monetary, and fiscal policies, as well as legislative and regulatory changes; changes in the interest rate environment and our ability to effectively manage interest rate risk and other market risk, credit risk and operational risk; changes in the quality or composition of our loan or investment portfolios; increases in our nonperforming assets, or our inability to recover or absorb losses created by such nonperforming assets; and other factors described in the reports filed by the Company with the Securities and Exchange Commission could also impact current expectations.

Consolidated Financial Highlights (Unaudited)

Consolidated Statement of Condition

	(In Thousands, Except Share Data and ratios)
	December 31,	December 31,	December 31,
	2017	2016	2015
Assets
Cash and due from financial institutions	$6,444	$8,542	$8,865
Federal funds sold	—	—	6,390
Interest-bearing deposits in other financial institutions	13,532	11,018	2,728
Available-for-sale securities	48,616	53,547	60,200
Loans held for sale	427	264	—
Loans	374,239	359,391	330,782
Allowance for loan losses	(4,724)	(4,854)	(4,916)
Premises and equipment, net	9,140	9,390	9,998
Bank owned life insurance (BOLI)	8,528	8,351	8,174
Federal Home Loan Bank (FHLB) stock, at cost	2,053	2,025	2,025
Accrued interest receivable	1,681	1,622	1,680
Deferred income taxes	670	1,464	1,328
Goodwill and other intangible assets	4,221	4,291	4,362
Other real estate owned	—	—	100
Other assets	555	371	465
Total Assets	$465,382	$455,422	$432,181
Liabilities
Deposits
Noninterest bearing	$53,259	$52,322	$48,522
Savings, NOW and money market	175,087	173,620	168,335
Time	143,968	144,497	153,531
Total deposits	372,314	370,439	370,388
FHLB advances and other borrowings	40,000	35,000	15,000
Subordinated debentures	5,000	5,000	5,000
Accrued interest payable	285	220	213
Other liabilities	1,949	2,399	2,056
Total Liabilities	419,548	413,058	392,657
Stockholders’ Equity
6.5% Cumulative convertible preferred stock	—	7,261	7,659
Common stock	33,138	25,920	25,406
Retained earnings	13,142	9,706	6,304
Accumulated other comprehensive income (loss)	(446)	(523)	155
Total stockholders’ equity	45,834	42,364	39,524
Total liabilities and stockholders’ equity	$465,382	$455,422	$432,181

Consolidated Financial Highlights (Unaudited)

Consolidated Statement of Income

	Three months ended
	(In Thousands, Except Per Share Data and ratios)
	December 31,	September 30,	June 30,	March 31,	December 31,
	2017	2017	2017	2017	2016
Interest and dividend income	$4,905	$4,640	$4,593	$4,457	$4,572
Interest expense	858	777	726	677	652
Net interest income	4,047	3,863	3,867	3,780	3,920

Provision (credit) for loan losses	(150)	(30)	—	30	—

Non-interest income
Service charges on deposit accounts	315	317	327	278	371
Other service charges and fees	288	317	301	264	245
Gain on sale of mortgage loans	82	79	88	68	97
Non-deposit brokerage fees	97	90	91	87	85
Lease income	52	53	80	52	52
BOLI income	45	44	45	43	44
Gain on sale of securities	—	25	—	23	—
Total non-interest income	879	925	932	815	894

Non-interest expenses:
Personnel expense	1,740	1,673	1,655	1,734	1,741
Net occupancy expense	448	449	446	461	471
Advertising and public relations	78	111	77	71	75
Professional fees	86	160	171	130	50
Data processing services	192	214	251	253	256
Franchise shares and deposit tax	88	132	132	132	132
FDIC insurance	47	52	49	49	47
Other	433	415	432	461	458
Total non-interest expenses	3,112	3,206	3,213	3,291	3,230

Income before income taxes	1,964	1,612	1,586	1,274	1,584
Income taxes	1,012	490	478	367	481
Net income	952	1,122	1,108	907	1,103
Dividends on preferred stock	—	—	119	119	124
Net income available for common stockholders	$952	$1,122	$989	$788	$979
Basic earnings per common share	$0.38	$0.44	$0.47	$0.39	$0.49
Diluted earnings per common share	$0.37	$0.44	$0.43	$0.36	$0.43

Consolidated Financial Highlights (Unaudited)

Key Operating Statistics

	Three months ended
	(In Thousands, Except Per Share Data and ratios)
	December 31,	September 30,	June 30,	March 31,	December 31,
	2017	2017	2017	2017	2016
Average:
Assets	$462,966	$449,770	$454,524	$452,265	$444,168
Earning Assets	435,458	422,258	427,674	424,349	417,161
Loans	370,173	362,343	363,733	363,824	347,046
Interest-bearing deposits	317,196	312,668	319,883	314,939	310,336
Deposits	369,643	364,798	368,743	364,227	360,816
Borrowed funds	45,000	37,696	39,769	43,078	38,429
Equity	45,907	44,916	44,047	42,827	42,652
Common equity	45,907	44,916	38,240	35,718	35,391

Return on average assets	0.82%	0.99%	0.98%	0.81%	0.99%
Return on average equity	8.23%	9.91%	10.09%	8.59%	10.29%

Efficiency ratio	62.46%	66.51%	66.10%	70.96%	66.2%
Non-interest income to average assets	0.75%	0.82%	0.82%	0.73%	0.80%
Non-interest expenses to average assets	2.67%	2.83%	2.84%	2.95%	2.89%
Net overhead to average assets	1.91%	2.01%	2.01%	2.22%	2.09%
Yield on loans	4.88%	4.73%	4.69%	4.60%	4.86%
Yield on investment securities (TE)	2.77%	2.68%	2.85%	2.87%	2.58%
Yield on average earning assets (TE)	4.52%	4.41%	4.37%	4.32%	4.42%
Cost of average interest bearing liabilities	0.94%	0.88%	0.81%	0.77%	0.74%
Net interest margin (TE)	3.74%	3.68%	3.69%	3.68%	3.80%
Number of FTE employees	98	97	95	94	95

Asset Quality Indicators:
Non-performing loans to total loans	0.36%	0.73%	0.8%	0.83%	0.01%
Non-performing assets to total assets	0.29%	0.58%	0.63%	0.65%	0.01%
Allowance for loan losses to total loans	1.26%	1.34%	1.36%	1.34%	1.35%
YTD net charge-offs (recoveries) to average loans, annualized	(0.01)%	—%	(0.01)%	(0.02)%	(0.01)%
YTD net charge-offs (recoveries)	(22)	2	(13)	(22)	(23)

Consolidated Financial Highlights (Unaudited)

Consolidated Statement of Income

	Year Ended
	December 31,	December 31,
	2017	2016
Interest and dividend income	$18,595	$18,141
Interest expense	3,038	2,528
Net interest income	15,557	15,613

Provision (credit) for loan losses	(150)	(85)

Non-interest income
Service charges on deposit accounts	1,237	1,396
Other service charges and fees	1,170	1,027
Gain on sale of mortgage loans	317	375
Non-deposit brokerage fees	365	315
Lease income	237	207
BOLI income	177	177
Gain on sale of securities	48	126
Total non-interest income	3,551	3,623

Non-interest expenses:
Personnel expense	6,802	6,875
Net occupancy expense	1,804	1,927
Advertising and public relations	337	320
Professional fees	547	465
Data processing services	910	1,037
Franchise shares and deposit tax	484	528
FDIC insurance	197	223
Other real estate owned expenses	—	17
Other	1,741	1,917
Total non-interest expenses	12,822	13,309

Income before income taxes	6,436	6,012
Income taxes	2,347	1,795
Net income	4,089	4,217
Dividends on preferred stock	238	495
Net income available for common stockholders	$3,851	$3,722
Basic earnings per common share	$1.68	$1.86
Diluted earnings per common share	$1.60	$1.66

Consolidated Financial Highlights (Unaudited)

Key Operating Statistics

	Twelve Months Ended
	(In Thousands, Except Per
	Share Data and ratios)
	December 31,	December 31,
	2017	2016
Average:
Assets	$454,897	$439,628
Earning Assets	427,451	411,049
Loans	365,028	340,836
Interest-bearing deposits	316,168	311,138
Deposits	366,862	360,827
Borrowed funds	41,381	35,075
Equity	44,434	41,345
Common equity	41,233	34,068

Return on average assets	0.90%	0.96%
Return on average equity	9.20%	10.20%

Efficiency ratio	66.43%	67.99%
Non-interest income to average assets	0.78%	0.74%
Non-interest expenses to average assets	2.82%	2.95%
Net overhead to average assets	2.04%	2.20%
Yield on loans	4.72%	4.90%
Yield on investment securities (TE)	2.79%	2.70%
Yield on average earning assets (TE)	4.41%	4.49%
Cost of average interest bearing liabilities	0.85%	0.73%
Net interest margin (TE)	3.70%	3.87%
Number of FTE employees	98	95

Consolidated Financial Highlights (Unaudited)

	(In Thousands, Except Share Data and ratios)
	December 31,	December 31,	December 31,
Consolidated Capital Ratios	2017	2016	2015

Total shareholders’ equity to total assets ratio	9.85%	9.30%	9.15%
Tangible equity ratio (1)	9.02%	8.44%	8.22%
Tangible common equity ratio (1)	9.02%	6.83%	6.43%
Book value per common share	$18.14	$17.54	$16.18
Tangible book value per common share (1)	$16.47	$15.40	$13.97
End of period common share closing price	$24.00	$18.00	$13.74

(1)

The tangible equity ratio, tangible common equity ratio and tangible book value per common share, while not required by accounting principles generally accepted in the United States of America (GAAP), are considered critical metrics with which to analyze banks.  The ratio and per share amount have been included to facilitate a greater understanding of the Company’s capital structure and financial condition.  See the Regulation G Non-GAAP Reconciliation table for reconciliation of this ratio and per share amount to GAAP.

	(In Thousands, Except Share Data and ratios)
	December 31,	December 31,	December 31,
Regulation G Non-GAAP Reconciliation:	2017	2016	2015

Total shareholders’ equity (a)	$45,834	$42,364	$39,524
Less:
Preferred stock	—	(7,261)	(7,659)
Common equity (b)	45,834	35,103	31,865
Goodwill	(4,097)	(4,097)	(4,097)
Intangible assets	(124)	(194)	(265)
Tangible common equity (c)	41,613	30,812	27,503
Add:
Preferred stock	—	7,261	7,659
Tangible equity (d)	41,613	38,073	35,162

Total assets (e)	465,382	455,422	432,181
Less:
Goodwill	(4,097)	(4,097)	(4,097)
Intangible assets	(124)	(194)	(265)
Tangible assets (f)	$461,161	$451,131	$427,819
Shares outstanding (in thousands) (g)	2,526	2,001	1,969

Book value per common share (b/g)	$18.14	$17.54	$16.18
Tangible book value per common share (c/g)	$16.47	$15.40	$13.97
Equity to assets ratio (a/e)	9.85%	9.30%	9.15%
Tangible equity ratio (d/f)	9.02%	8.44%	8.22%
Common equity ratio (b/e)	9.85%	7.71%	7.37%
Tangible common equity ratio (c/f)	9.02%	6.83%	6.43%

Regulation G non-GAAP Reconciliation:	Diluted Earnings Per Share
		EPS Impact		EPS Excluding
	Impact on	of Tax	Reported EPS	Impact of Tax
	Net Income	Legislation	(GAAP)	Legislation (non-GAAP)
Tax legislation	$401	$0.16	$	$

4th quarter 2017 impact	401	0.16	0.37	0.53

2017 full year impact	401	0.16	1.60	1.76